November 2026

Pricing Supplement

Dated November 3, 2026

(To Prospectus dated December 8, 2025,

Series A Prospectus Supplement dated December 8, 2025 and

Product Supplement EQUITY-1 dated December 8, 2025)

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities

$3,000,000 PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Bank of America Corporation

Principal at Risk Securities

The PLUS are our senior debt securities. Any payments on the PLUS are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document.  At maturity, if the underlying shares have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. However, if the underlying shares have depreciated in value, investors will lose 1% for every 1% decline in the share price of the underlying shares over the term of the PLUS.  Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The PLUS are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the underlying shares. Investors may lose their entire initial investment in the PLUS. The PLUS are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.

All payments on the PLUS are subject to the credit risk of BofA Finance, as issuer of the PLUS, and BAC, as guarantor of the PLUS.  If we default on our obligations, you could lose some or all of your investment.  These PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Aggregate principal amount:	$3,000,000.00
Stated principal amount:	$1,000.00 per PLUS
Issue price:	$1,000.00 per PLUS (see “Commissions and issue price” below)
Pricing date:	November 3, 2026
Original issue date:	November 6, 2026 (3 business days after the pricing date)
Maturity date:	May 8, 2029
Underlying shares:	Shares of the Invesco S&P 500® Equal Weight ETF (Bloomberg symbol: “RSP UP”)
Payment at maturity per PLUS:

You will receive at maturity a cash payment per PLUS as follows:

●If the final share price is greater than the initial share price:

$1,000 + leveraged upside payment

However, in no event will the payment at maturity exceed the maximum payment at maturity.

●If the final share price is less than or equal to the initial share price:

$1,000 × share performance factor

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount of $1,000.

Leveraged upside payment:	$1,000.00 × leverage factor × share price percent increase
Leverage factor:	200.00%
Maximum payment at maturity:	$1,298.00 per PLUS (129.80% of the stated principal amount).
Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:

$969.10 per $1,000.00 in principal amount of PLUS, which is less than the price to public listed below. The actual value of your PLUS at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the PLUS” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per PLUS	$1,000.00	$17.50(1)
		$3.50(2)	$979.00
Total	$3,000,000.00	$63,000.00	$2,937,000.00

(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $17.50 for each PLUS they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.

(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $3.50 for each PLUS.

There are important differences between the PLUS and a conventional debt security. Potential purchasers of the PLUS should consider the information in “Risk Factors” beginning on page 7 of this pricing supplement, page PS-3 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these PLUS or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the PLUS” and “Additional Information About the PLUS” in this pricing supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025 and Product Supplement EQUITY-1 dated December 8, 2025

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Share price percent increase:	(final share price – initial share price) / initial share price
Initial share price:	219.26, which is the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the valuation date times the adjustment factor on such date
Valuation date:

May 3, 2029, subject to postponement as described under “Description of the Notes—Certain Terms of the Notes—Events Relating to Calculation Days” beginning on page PS-17 in the accompanying product supplement.

Share performance factor:	The final share price divided by the initial share price
Adjustment factor:

1.0, subject to adjustment in the event of certain events relating to the underlying shares as described in “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs” beginning on page PS-23 of the accompanying product supplement.

CUSIP / ISIN:	09712GWW0 / US09712GWW04
Listing:	The PLUS will not be listed on any securities exchange.

November 2026Page 2

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029 (the “PLUS”) can be used:

￭As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares, subject to the maximum payment at maturity

￭To enhance returns and potentially outperform the underlying shares in a moderately bullish scenario

￭To achieve similar levels of upside exposure to the underlying shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

￭The PLUS are exposed on a 1:1 basis to the negative performance of the underlying shares.

Maturity:	Approximately 2.5 years
Leverage factor:	200.00% (applicable only if the final share price is greater than the initial share price)
Maximum payment at maturity:	$1,298.00 per PLUS (129.80% of the stated principal amount)
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.
Coupon:	None

Any payments on the PLUS depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying shares. The economic terms of the PLUS are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent's commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 7), reduced the economic terms of the PLUS to you and the initial estimated value of the PLUS. Due to these factors, the price to public you are paying to purchase the PLUS is greater than the initial estimated value of the PLUS as of the pricing date.

The initial estimated value of the PLUS as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the PLUS, see “Risk Factors” beginning on page 7 and “Structuring the PLUS” on page 16.

The PLUS are our senior debt securities. Any payments on the PLUS are fully and unconditionally guaranteed by BAC. The PLUS and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The PLUS will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the PLUS, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

November 2026Page 3

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

 Key Investment Rationale

The PLUS offer leveraged upside exposure to a certain range of positive performance of the Invesco S&P 500® Equal Weight ETF (“RSP”).  In exchange for enhanced performance of 200.00% of the appreciation of the underlying shares, investors forgo performance above the maximum payment at maturity of $1,298.00 per PLUS.  At maturity, if the underlying shares have appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity.  However, if the underlying shares have depreciated in value, investors will lose 1% for every 1% decline in the share price of the underlying shares over the term of PLUS.  Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.  Investors may lose their entire initial investment in the PLUS.  All payments on the PLUS are subject to issuer and guarantor credit risk.

Leveraged Performance Up to a Cap	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying shares.
Upside Scenario

The price of the underlying shares increases, and, at maturity, the PLUS redeem for the stated principal amount of $1,000.00 plus 200.00% of the share price percent increase, subject to the maximum payment at maturity of $1,298.00 per PLUS (129.80% of the stated principal amount).

Par Scenario	The final share price is equal to the initial share price. In this case, you receive the stated principal amount of $1,000.00 at maturity.
Downside Scenario

The price of the underlying shares declines, and, at maturity, the PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the share price of the underlying shares from the initial share price over the term of the PLUS.  (Example: if the final share price is 30% less than the initial share price, the PLUS will redeem at maturity for a loss of 30% of principal at $700.00, or 70% of the stated principal amount.)  There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

November 2026Page 4

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000.00 per PLUS
Leverage factor:	200.00%
Maximum payment at maturity:	$1,298.00 per PLUS (129.80% of the stated principal amount)
Minimum payment at maturity:	None
PLUS Payoff Diagram

PLUS
Underlying Performance
200%
150%
100%
50%
0%
$1,000
Stated
Principal
Amount
129.800%
100.000%
114.90%
100.000%
0.00%
50.00%
100.00%
150.00%
200.00%
Hypothetical Cash Settlement Amount as % of Face Amount
Hypothetical Final Index Level as % of Initial Index Level

November 2026Page 5

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

Upside Scenario. If the final share price is greater than the initial share price, investors will receive the $1,000.00 stated principal amount plus 200.00% of the appreciation of the underlying shares over the term of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, an investor will realize the maximum payment at maturity of $1,298.00 per PLUS (129.80% of the stated principal amount) at a final share price of approximately 114.90% of the initial share price.

￭If the underlying shares appreciate 2%, the investor would receive a 4% return, or $1,040.00 per PLUS.

￭If the underlying shares appreciate 30%, the investor would receive only the maximum payment at maturity of $1,298.00 per PLUS, or 129.80% of the stated principal amount.

Par Scenario. If the final share price is equal to the initial share price, investors will receive the stated principal amount of $1,000.00 per PLUS.

Downside Scenario. If the final share price is less than the initial share price, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the price of the underlying shares from the initial share price.  Under these circumstances, the payment at maturity will be less than the stated principal amount per PLUS.  There is no minimum payment at maturity on the PLUS.

￭For example, if the underlying shares depreciate 30%, investors would lose 30% of their principal and receive only $700.00 per PLUS at maturity, or 70% of the stated principal amount.

November 2026Page 6

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

Your investment in the PLUS entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the PLUS should be made only after carefully considering the risks of an investment in the PLUS, including those discussed below, with your advisors in light of your particular circumstances. The PLUS are not an appropriate investment for you if you are not knowledgeable about significant elements of the PLUS or financial matters in general. You should carefully review the more detailed explanation of risks relating to the PLUS in the “Risk Factors” sections beginning on page PS-3 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.

Structure-related Risks

●Your investment may result in a significant loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the PLUS at maturity. If the final share price of the underlying shares is less than the initial share price, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the price of the underlying shares and you will lose 1% of the principal amount for each 1% that the final share price of the underlying shares is less than the initial share price. In that case, you will lose some or all of your investment in the PLUS.

●The return on the PLUS will be limited to the maximum payment at maturity. The return on the PLUS will not exceed the maximum payment at maturity, regardless of the performance of the underlying shares. Your return on the PLUS may be less than the return that you could have realized if you invested directly in the underlying shares or in the securities or assets held by or included in the RSP, and you will not receive the full benefit of any appreciation in the price of the underlying shares beyond that maximum payment at maturity.

●The PLUS do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the PLUS, regardless of the extent to which the final share price of the underlying shares exceeds the initial share price.

●Your return on the PLUS may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the PLUS may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the PLUS may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

●The payment at maturity will not reflect changes in the price of the underlying shares other than on the valuation date. The price of the underlying shares during the term of the PLUS other than on the valuation date will not affect payments on the PLUS. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying shares while holding the PLUS, as the performance of the underlying shares may influence the market value of the PLUS. The calculation agent will determine the payment at maturity by comparing only the initial share price to the final share price for the underlying shares. No other prices of the underlying shares will be taken into account. As a result, if the final share price of the underlying shares is less than the initial share price, you will receive less than the principal amount at maturity even if the price of the underlying shares has increased at certain times during the term of the PLUS before decreasing to a price on the valuation date that is less than the initial share price.

●Any payments on the PLUS are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the PLUS. The PLUS are our unsecured senior debt securities. Any payment on the PLUS will be fully and unconditionally guaranteed by the guarantor. The PLUS are not guaranteed by any entity other than the guarantor. As a result, your receipt of the payment at maturity will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the PLUS on the maturity date, regardless of the final share price of the underlying shares as compared to the initial share price. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be at any time after the pricing date of the PLUS. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the PLUS.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the PLUS.  However, because your return on the PLUS depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the price of the underlying shares, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the PLUS.

●We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the PLUS in the ordinary course. Therefore, our ability to make payments on the PLUS may be limited.

Valuation- and Market-related Risks

●The price to public you are paying for the PLUS exceeds their initial estimated value. The initial estimated value of the PLUS that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the PLUS.  These

November 2026Page 7

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the PLUS prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the price of the underlying shares, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Structuring the PLUS” below. These factors, together with various credit, market and economic factors over the term of the PLUS, are expected to reduce the price at which you may be able to sell the PLUS in any secondary market and will affect the value of the PLUS in complex and unpredictable ways.

●The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your PLUS in any secondary market (if any exists) at any time. The value of your PLUS at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying shares, our and BAC’s creditworthiness and changes in market conditions.

●We cannot assure you that a trading market for your PLUS will ever develop or be maintained. We will not list the PLUS on any securities exchange. We cannot predict how the PLUS will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks

●Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may adversely affect your return on the PLUS and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell underlying shares or the securities or assets held by or included in the RSP, as applicable, or futures or options contracts or exchange traded instruments on the underlying shares or those securities, or other listed or over-the-counter derivative instruments whose value is derived from the underlying shares or those securities or assets. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own underlying shares or the securities or assets represented by the RSP, except to the extent that BAC’s common stock may be included in the RSP, we, the guarantor and our other affiliates, including BofAS, do not control any company included in the RSP, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the PLUS. These transactions may present a conflict of interest between your interest in the PLUS and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the underlying shares in a manner that could be adverse to your investment in the PLUS. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the PLUS), may have adversely affected the prices of the underlying shares. Consequently, the prices of the underlying shares may change subsequent to the pricing date, which may adversely affect the market value of the PLUS.

We, the guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have adversely affected the prices of the underlying shares on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your PLUS prior to maturity, and may adversely affect the amounts to be paid on the PLUS. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the PLUS, the underlying shares or the securities represented by the RSP and may hold or resell the PLUS, the underlying shares or the securities represented by the RSP. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the underlying shares, the market value of your PLUS prior to maturity or the amounts payable, if any, on the PLUS.

●There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the PLUS and, as such, will make a variety of determinations relating to the PLUS, including the amounts that will be paid on the PLUS. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Shares-related Risks

●The performance of the RSP may not correlate with the performance of its underlying index as well as the net asset value per share of the RSP, especially during periods of market volatility. The performance of the RSP and that of its underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the RSP may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index. This could be due to, for example, the RSP not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the RSP, differences in trading hours between the RSP (or the underlying assets held by the RSP) and its underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares of the RSP are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the RSP may differ from its net asset value per share; shares of the RSP may trade at, above, or below its net asset value per share. During periods of market volatility, securities held by the RSP may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the RSP and the liquidity of the RSP may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares of the RSP. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the RSP. As a result, under these circumstances, the market value of shares of the RSP may vary substantially from the net asset value per share of the RSP.

●The anti-dilution adjustments will be limited. The calculation agent may adjust the adjustment factor and other terms of the PLUS to reflect certain actions by the RSP, as described in the section “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs” in the accompanying

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BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

product supplement. The calculation agent will not be required to make an adjustment for every event that may affect the RSP and will have broad discretion to determine whether and to what extent an adjustment is required.

●The sponsor or investment advisor of the RSP may adjust the RSP in a way that affects its prices, and the sponsor or investment advisor has no obligation to consider your interests. The sponsor or investment advisor of the RSP can add, delete, or substitute the components included in the RSP or make other methodological changes that could change its price. Any of these actions could adversely affect the value of your PLUS.

Tax-related Risks

●The U.S. federal income tax consequences of an investment in the PLUS are uncertain, and may be adverse to a holder of the PLUS. No statutory, judicial, or administrative authority directly addresses the characterization of the PLUS or securities similar to the PLUS for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are not certain. Under the terms of the PLUS, you will have agreed with us to treat the PLUS as single financial contracts, as described below under “Additional Information About the PLUS—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the PLUS, the timing and character of gain or loss with respect to the PLUS may differ. No ruling will be requested from the IRS with respect to the PLUS and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the PLUS—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS.

November 2026Page 9

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Invesco S&P 500® Equal Weight ETF Summary

All disclosures contained in this pricing supplement regarding the RSP, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the investment advisor of the RSP (the “investment advisor”). The investment advisor, which licenses the copyright and all other rights to the RSP, has no obligation to continue to publish, and may discontinue publication of, the RSP. The consequences of the investment advisor discontinuing publication of the RSP are discussed in “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs—Discontinuance of or Material Change to an ETF” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of the RSP or any successor fund. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying shares. You should make your own investigation into the underlying shares.

Invesco S&P 500® Equal Weight ETF

The shares of the Invesco S&P 500® Equal Weight ETF (“RSP”) are issued by Invesco Exchange-Traded Fund Trust (the “Invesco Trust”), a registered investment company. Invesco Capital Management LLC is currently the investment advisor to the RSP. The RSP seeks investment results that correspond generally to the performance, before fees and expenses, of the of the S&P 500® Equal Weight Index (“SPW”). The SPW is an equal-weighted version of the S&P 500® Index (“SPX”). The RSP is the successor to the investment performance of the Guggenheim S&P 500® Equal Weight ETF (the “Predecessor Fund”) as a result of the reorganization of the Predecessor Fund into the RSP, which was consummated after the close of business on April 6, 2018. The Invesco S&P 500® Equal Weight ETF trades on the NYSE Arca under the ticker symbol “RSP.”

Information as of market close on November 3, 2026 (the pricing date):

Bloomberg Ticker Symbol:	RSP UP
Current Share Price:	$219.26
52 Weeks Ago:	$187.47
52 Week High (on August 14, 2026):	$222.77
52 Week Low (on November 20, 2025):	$182.18

For additional historical information, see “Invesco S&P 500® Equal Weight ETF Historical Performance” below. For additional information about the Invesco S&P 500® Equal Weight ETF, see the information set forth in “Annex A—The Invesco S&P 500® Equal Weight ETF” below.

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PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Invesco S&P 500® Equal Weight ETF Historical Performance

The closing price of the underlying shares on the pricing date was $219.26. The following graph sets forth the daily closing prices of the underlying shares for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlying shares have at times experienced periods of high volatility. The historical performance of the underlying shares should not be taken as an indication of their future performance, and no assurance can be given as to the closing price of the underlying shares at any time.

Underlying Shares Daily Closing Prices January 2, 2021 to November 3, 2026

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Principal at Risk Securities

Additional Terms of the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The PLUS will be issued in minimum denominations of $1,000.00 and whole multiples of $1,000.00 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:

If an event of default, as defined in the senior indenture relating to the PLUS and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the PLUS occurs and is continuing, the amount payable to a holder of the PLUS upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the PLUS and as though the valuation date were the third trading day prior to the date of acceleration. In case of a default in the payment of the PLUS, whether at their maturity or upon acceleration, the PLUS will not bear a default interest rate.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the PLUS

Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the PLUS supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the PLUS are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each, as defined in the accompanying prospectus) that, except as otherwise specifically noted, will purchase the PLUS upon original issuance and will hold the PLUS as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the PLUS, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the PLUS, we intend to treat the PLUS for all tax purposes as single financial contracts with respect to the underlying shares and under the terms of the PLUS, we and every investor in the PLUS agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the PLUS in accordance with such characterization.  In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the PLUS as single financial contracts with respect to the underlying shares. This discussion assumes that the PLUS constitute single financial contracts with respect to the underlying shares for U.S. federal income tax purposes.  If the PLUS did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the PLUS is not binding on the IRS or the courts.  No statutory, judicial, or administrative authority directly addresses the characterization of the PLUS or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.  Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the PLUS.

We will not attempt to ascertain whether the issuer of the underlying shares would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of the underlying shares were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the PLUS. You should refer to information filed with the SEC by the issuer of the underlying shares and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of the underlying shares is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Upon receipt of a cash payment at maturity or upon a sale or exchange of the PLUS prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the PLUS.  A U.S. Holder’s tax basis in the PLUS will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code. Since the underlying shares are the type of financial assets described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the PLUS will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the PLUS will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or settlement).

If an investment in the PLUS is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the PLUS will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the PLUS will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the PLUS and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the PLUS attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale or exchange of the PLUS at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the PLUS will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the PLUS. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the PLUS.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the PLUS, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the PLUS.  In particular, the IRS could seek to subject the PLUS to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the PLUS would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale or exchange of the PLUS generally would be treated as ordinary income, and any loss realized at maturity or upon a sale or exchange of the PLUS generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

On December 7, 2007, the IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  The Notice addressed instruments such as the PLUS.  According to the Notice, the IRS and Treasury were considering whether a holder of an instrument such as the PLUS should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity.  Although the IRS subsequently obsoleted the Notice on September 29, 2026, it is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the PLUS, possibly with retroactive effect.

According to the Notice, the IRS and Treasury were also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the PLUS.

Because of the absence of authority regarding the appropriate tax characterization of the PLUS, it is also possible that the IRS could seek to characterize the PLUS in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale or exchange of the PLUS should be treated as ordinary gain or loss.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the PLUS provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the PLUS is engaged in the conduct of a trade or business within the U.S. and if any gain realized on the settlement at maturity, or upon sale or exchange of the PLUS, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder.  Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the PLUS.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder.  Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2029. Based on our determination that the PLUS are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the PLUS. However, it is possible that the PLUS could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying shares or the PLUS, and following such occurrence the PLUS could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying shares or the PLUS should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the PLUS and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the PLUS for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the PLUS to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS indicated in the Notice that it was considering whether income in respect of instruments such as the PLUS should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a PLUS is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a PLUS.

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PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the PLUS.

Structuring the PLUS:

The PLUS are our debt securities, the return on which is linked to the performance of the underlying shares. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the PLUS reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the PLUS, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the PLUS on the pricing date being less than their price to public.

The initial estimated value of the PLUS as of the pricing date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the PLUS, at the time we issue the PLUS, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying shares, the tenor of the PLUS and the hedging arrangements. The economic terms of the PLUS and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 7 above and “Supplemental Use of Proceeds” on page PS-15 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the PLUS. Accordingly, the offering of the PLUS will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We will deliver the PLUS against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the PLUS more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the PLUS from us as principal at the price to public indicated on the cover of this pricing supplement, less the indicated agent's commissions and fees, if any. BofAS will sell the PLUS to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the PLUS to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the PLUS at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.  The costs included in the original issue price of the PLUS include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the PLUS. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the PLUS, BofAS may offer to buy the PLUS in the secondary market at a price that may exceed the initial estimated value of the PLUS. Any price offered by BofAS for the PLUS will be based on then-prevailing market conditions and other considerations, including the performance of the underlying shares and the remaining term of the PLUS. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your PLUS at any price or at any time, and we cannot assure you that any party will purchase your PLUS at a price that equals or exceeds the initial estimated value of the PLUS.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Any price that BofAS may pay to repurchase the PLUS will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the PLUS.

Sales Outside of the United States

The PLUS have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the PLUS with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the PLUS in any jurisdiction other than the United States. As such, these PLUS are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the PLUS is permitted with regards to the following jurisdictions:

●Australia

●Barbados

●Belgium

●Crimea

●Cuba

●Curacao Sint Maarten

●Gibraltar

●Indonesia

●Iran

●Italy

●Malaysia

●New Zealand

●North Korea

●Russia

●Syria

You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-70 of the accompanying prospectus supplement.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of PLUS in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of PLUS which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of PLUS other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the PLUS to be offered so as to enable an investor to decide to purchase or subscribe for the PLUS. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor (ii) a qualified investor as defined in

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Principal at Risk Securities

paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the PLUS to be offered so as to enable an investor to decide to purchase or subscribe for the PLUS. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the PLUS or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the PLUS or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the PLUS offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the PLUS offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the PLUS may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the PLUS in, from or otherwise involving the United Kingdom.

Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the PLUS are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

●Product Supplement EQUITY-1 dated December 8, 2025: https://www.sec.gov/Archives/edgar/data/70858/000119312525311320/d49145d424b2.htm

●Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “Notes,” “Closing Market Price”, “Trading Day”, “Underlying”, “Underlying Publisher”, “calculation day”, “Price Multiplier” and “ETF” shall be deemed to refer to “PLUS,” “closing price”, “trading day”, “underlying shares”, “investment advisor”, “valuation date”, “adjustment factor” and “underlying shares”, respectively.

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BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Validity of the PLUS:

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the PLUS (the “Master Note”) identifying the PLUS offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the PLUS have been delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 1, 2025 which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025.

November 2026Page 19

BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Annex A—The Invesco S&P 500® Equal Weight ETF

The shares of the Invesco S&P 500® Equal Weight ETF (“RSP”) are issued by Invesco Exchange-Traded Fund Trust (the “Invesco Trust”), a registered investment company. Invesco Capital Management LLC is currently the investment advisor to the RSP. The RSP seeks investment results that correspond generally to the performance, before fees and expenses, of the of the S&P 500® Equal Weight Index (“SPW”). The SPW is an equal-weighted version of the S&P 500® Index (“SPX”). The RSP is the successor to the investment performance of the Guggenheim S&P 500® Equal Weight ETF (the “Predecessor Fund”) as a result of the reorganization of the Predecessor Fund into the RSP, which was consummated after the close of business on April 6, 2018. The Invesco S&P 500® Equal Weight ETF trades on the NYSE Arca under the ticker symbol “RSP.”

The shares of the RSP are registered under the Securities Exchange Act of 1934, as amended. Accordingly, information filed with the SEC relating to the RSP, including its periodic financial reports, may be found on the SEC website.

Investment Approach

The RSP uses an “indexing” investment approach to seek to track the investment results, before fees and expenses, of the SPW. The RSP employs a “full replication” methodology in seeking to track the SPW, meaning that it generally invests in all of the securities comprising the SPW in proportion to their weightings in the SPW. The RSP will generally invest at least 90% of its total assets in the securities that comprise the SPW. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those same weightings. In those circumstances, the RSP may purchase a sample of securities in the SPW. A “sampling” methodology means that Invesco uses quantitative analysis to select securities from the SPW universe to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the SPW in terms of key risk factors, performance attributes and other characteristics. These include industry weightings, market capitalization, return variability, earnings valuation, yield and other financial characteristics of securities. When employing a sampling methodology, Invesco bases the quantity of holdings in the RSP on a number of factors, including asset size of the RSP, and generally expects the RSP to hold less than the total number of securities in the SPW.

The RSP’s return may not match the return of the SPW for a number of reasons. For example, the RSP incurs operating expenses not applicable to the SPW and incurs costs in buying and selling securities, especially when rebalancing the RSP’s securities holdings to reflect changes in the composition of the SPW. In addition, the performance of the RSP and the SPW may vary due to asset valuation differences and differences between the RSP’s portfolio and the SPW resulting from legal restrictions, cost or liquidity constraints.

The S&P 500® Equal Weight Index

The SPW is the equal weight version of the SPX.

The composition of the SPW is the same as the SPX. Constituent changes are incorporated in the SPW as and when they are made in the SPX. When a company is added to the SPW in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from the SPW at a price of $0.00. In that case, the company’s replacement is added to the SPW at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted company was not valued at $0.00.

The SPW is calculated and maintained in the same manner as the SPX, except that the constituents of the SPW are equally weighted rather than weighted by float-adjusted market capitalization. To calculate an equal-weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding, and the stock’s investible weight factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

The S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”) may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the PLUS will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

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BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the PLUS.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. For companies with multiple share class lines, the 5% share change threshold is based on each individual multiple share class line rather than total company shares.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

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BofA Finance LLC

PLUS Based on the Value of the Invesco S&P 500® Equal Weight ETF due May 8, 2029

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

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